The Dow Chemical Company and Subsidiaries	EXHIBIT 10(e)

THE DOW CHEMICAL COMPANY DIVIDEND UNIT PLAN

1.         Establishment and Purpose of the Plan

The Dow Chemical Company Dividend Unit Plan is hereby established upon the following terms and conditions. The purpose of the Plan is to attract and retain in the employ of the Company and its Subsidiaries people of ability, training and experience by providing such people, in consideration of services performed, an incentive for outstanding performance to the end of furthering the continued growth and profitability of the Company.

2.         Definitions

2.01 Awardee: An Employee to whom Dividend Units are awarded under the Plan.

2.02 Board of Directors: The Board of Directors of the Company.

2.03 Common Stock: The common stock of the Company, par value $2.50 a share.

2.04 Company: The Dow Chemical Company, a Delaware corporation, or any successor to substantially all its business.

2.05 Compensation Committee or Committee: The committee designated to administer the Plan under Section 4.

2.06 Dividend Unit: The right awarded by the Committee under Section 5 of the Plan.

2.07 Employee: A full-time managerial, administrative or professional employee of the Company or a Subsidiary, including an officer or director who is such an employee.

2.08 Plan: The Dow Chemical Company Dividend Unit Plan herein set forth, as the same may from time to time be amended.

2.09     Subsidiary: Any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

3.          Eligibility

The Company may from time to time grant Dividend Units to Employees as a reward for services performed.

4.         Compensation Committee:  Interpretation and Regulations

4.01     Constitution and Noneligibility for Awards:  The Plan shall be administered by the Compensation Committee as established in the By—Laws of the Company. No persons appointed to the Compensation Committee shall be eligible for an award of Dividend Units while serving on the Committee.

4.02     Administrative Powers:  The Compensation Committee shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom awards will be granted, the terms and conditions of awards granted under the Plan and the term of agreements which will be entered into with Awardees. The Compensation Committee shall have the power to make regulations for carrying out the Plan and to make changes in such regulations as they from time to time deem proper. Any interpretation by the Compensation Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Compensation Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Employees, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them. As to the selection of and grants of dividend units to Awardees who are not subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may delegate any or all of its responsibilities to members of the Company’s administration.

4.03     Limitation on Liability:  Members of the Board of Directors and members of the Compensation Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

5.         Rules and Conditions

The grant of Dividend Units shall be upon the following rules and conditions:

5.01     Dividend Unit Grants:  Dividend Units, which are rights to receive for a specified period of time cash payments from the Company or a Subsidiary equivalent in value to cash dividends paid during that period on one share of Common Stock, shall be evidenced by Dividend Unit agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions for the protection of Dividend Units in the event of mergers, consolidations, dissolutions, and liquidations) as the Committee shall deem advisable.

5.02     Duration:  Unless forfeited as hereinafter provided, Dividend Units shall remain in effect for such period of time as the Compensation Committee shall specify but in no event beyond the date of the death of the Awardee except that the Committee may upon granting Dividend Units provide for payment of the same to the surviving spouse of an Awardee until the earlier of the death of such spouse or the original expiration date.

6.        Adjustments Upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or a sale by the Company of all or part of its assets, or any distribution to stockholders other than a normal cash dividend, the Board of Directors shall make appropriate adjustment in the number and kind of Dividend Units theretofore granted or awarded under the Plan.

7.         Termination and Amendment

The Compensation Committee shall have the power to terminate the Plan at any time, and from time to time may make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company.

8.         Forfeiture

Dividend Units may be forfeited if the Awardee terminates his or her employment with the Company or its Subsidiaries for any reason other than death or retirement, except that the Compensation Committee shall have the authority to provide for their continuation in whole or in part whenever it in its judgment shall determine that such continuation is in the best interests of the Company. Dividend Units may furthermore be forfeited by an Awardee if the Committee determines that the Awardee has at any time engaged in any activity harmful to the interest of or in competition with the Company or its Subsidiaries or accepts employment with a competitor.

9.         Non-Assignability

The Awardee’s rights to future payments of dividend units may not be pledged, assigned or transferred for any reason during the Awardee’s lifetime, and any attempt to do so shall be void and the relevant Dividend Unit account of the Awardee shall be forfeited.

10.      General Provisions

10.01   Nothing contained in the Plan, or in any award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Employee at any time with or without assigning any reason therefor.

10.02   For purposes of this Plan, transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary shall not be deemed termination of employment. In addition, the Committee may on a case—by—case basis treat a transfer to a related company which is not a Subsidiary as not being a termination of employment.

10.03   Appropriate provision may be made for all taxes required to be withheld in connection with any grant of and payment in respect of any Dividend Units under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

10.04   Without amending the Plan, awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Compensation Committee, be necessary or desirable to further the purpose of the Plan.

10.05   To the extent that Federal laws (such as the Securities Exchange Act of 1934, the Internal Revenue Code of 1954 or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware and construed accordingly.

10.06 Notwithstanding any other provision of the Plan to the contrary:

(i)        Within 30 days after the occurrence of a Change in Control, the Company shall pay to each Awardee an amount in cash, in a lump sum, equal to the product of (A), (B), (C) and (B), where (A) is equal to the amount of the dividend on a share of Common Stock most recently declared prior to the Change in Control, (B) is equal to the number of Dividend Units granted to an Awardee pursuant to a Dividend Unit agreement, (C) is equal to the number of regular dividend payment dates (assuming normal quarterly dividends) remaining during the term of the applicable Dividend Unit agreement and (D) is equal to 90 percent.

(ii)      Definition:  “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (A) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d—3 of the General Rules and Regulations under the Exchange Act) , directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the company’s then outstanding securities entitled to vote in the election of directors of the Company; or (B) during any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the company’s stockholders was approved by a vote of at least three quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided, further, that a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Board of Directors has approved such change in control prior to either the occurrence of any of the events described in the foregoing clauses (A) and (B) or the commencement by any person other than the Company of a tender offer for the Common Stock not approved by the Board of Directors prior to such commencement.